                                                               Exhibit 26(e)(7)

APPLICATION PART 2

INDIVIDUAL LIFE INSURANCE
                                                                MINNESOTA LIFE
MINNESOTA LIFE INSURANCE COMPANY - A Securian Company
Life New Business . 400 Robert Street North . St. Paul, Minnesota 55101-2098

----------------------------------------------------------------------------------------------
Proposed insured name (last, first, middle)                      Date of birth
----------------------------------------------------------------------------------------------
Height and weight                     Change in past year        Cause of weight gain or loss
       FT.      IN.      LBS.             LBS.[ ] GAIN [ ] LOSS
----------------------------------------------------------------------------------------------

                                                                                                               Yes  No
1.    A.  Have you ever smoked cigarettes?                                                                     [ ]  [ ]
          -----------------------------------------------------------------------------------------------------
          Current smoker  Past smoker   Packs per day  Date last cigarette smoked (MM, DD, YY)
               [ ]            [ ]
          -----------------------------------------------------------------------------------------------------
      B.  Have you ever used tobacco, other than cigarettes, in any form?                                      [ ]  [ ]
          -----------------------------------------------------------------------------------------------------
          What type       Current user  Past user      How much  Date of last use (MM, DD, YY)
                              [ ]            [ ]
          -----------------------------------------------------------------------------------------------------
2.    Are you taking or do you take any prescription or non-prescription medications or drugs?                 [ ]  [ ]

3.    Have you ever had or been treated, diagnosed or given medical advice by a member of the medical profession for:

      A.  Epilepsy; Alzheimer's; Huntington's; Parkinson's; Mild Cognitive Impairment (MCI); dementia;         [ ]  [ ]
          paralysis; sleep disorder; depression; stress disorders; anxiety disorder; or any other brain, nervous, mental or emotional disorder?

      B.  High blood pressure; chest pain; chest discomfort or tightness; heart attack; heart murmur; stroke;  [ ]  [ ]
          irregular heart beat; or any other disease or disorder of the heart or blood vessels?

      C.  Asthma; shortness of breath; bronchitis; pneumonia; emphysema; chronic cough; or any other lung or   [ ]  [ ]
          respiratory disorder?

      D.  Abdominal pain; ulcer; colitis; cirrhosis; hepatitis; recurrent diarrhea; intestinal bleeding; or    [ ]  [ ]
          any other disease of the liver, gallbladder, pancreas, stomach, or intestines?

      E.  Kidney stone; protein, sugar, blood or blood cells in the urine; or any disorder of the urinary      [ ]  [ ]
          tract, bladder or kidneys?

      F.  Disorder or abnormality of the prostate, uterus, ovaries, or breasts; pregnancy complication;        [ ]  [ ]
          testicular disease; genital herpes, syphilis, gonorrhea, or other sexually transmitted disease?

      G.  Diabetes; thyroid disorder; lymph node enlargement; skin disorder; or disorder of any other glands?  [ ]  [ ]

      H.  Cancer; tumor; or cyst?                                                                              [ ]  [ ]

      I.  Anemia, leukemia, or other blood disorder?                                                           [ ]  [ ]

      J.  Back or neck pain; spinal strain or sprain; sciatica; arthritis; gout; carpal tunnel syndrome; or    [ ]  [ ]
          any bone, joint, or muscle disorder?

      K.  Disorder of the eyes, ears, nose or throat?                                                          [ ]  [ ]

      L.  Any physical deformity or defect?                                                                    [ ]  [ ]

      M.  Any immune system diseases or disorders except those related to the Human Immunodeficiency Syndrome  [ ]  [ ]
          (HIV virus)?

      N.  Any chronic or recurrent fever, fatigue or viral illness?                                            [ ]  [ ]

  4.  Have you ever been diagnosed by a member of the medical profession or tested positive for the Human      [ ]  [ ]
      Immunodeficiency Virus (HIV virus) or Acquired Immune Deficiency Syndrome (AIDS)?

  5.  Do you consume alcoholic beverages? If yes, what kinds, how much and how often?                          [ ]  [ ]

  6.  Have you ever been advised to limit the use of alcohol or drugs; sought or received treatment, advice,   [ ]  [ ]
      or counseling for alcohol or drugs; or joined a group because of alcohol or drug use?

  7.  Have you ever tried or used cocaine, heroin, marijuana, barbiturates or other controlled substances      [ ]  [ ]
      except as prescribed by a physician?

ICC12-59573 1-2012                                                     1 of 2

                                                                                                          Yes  No
8.    Other than above, have you in the past five years:

      A.      Consulted or been advised to consult a physician, psychiatrist, psychologist, therapist,    [ ]  [ ]
              counselor, chiropractor, or other health care practitioner? (Include regular check-ups.)

      B.      Had a check-up, illness, or surgery, or been treated or evaluated at a hospital or any      [ ]  [ ]
              other health care facility?

      C.      Had an EKG, x-ray, stress test, echocardiogram, angiography, blood studies or any           [ ]  [ ]
              other diagnostic test?

      D.      Been advised to have any test, hospitalization, or surgery which was not completed?         [ ]  [ ]

      E.      Had a CT Scan, MRI, EEG or any other diagnostic test for fainting spells, convulsions,      [ ]  [ ]
              seizures, headaches, or dizziness?

  9.  Family History: Make a note of diabetes, cancer, melanoma, heart, and kidney disease.
                                 Age(s)     Health History                  Age(s)     Cause of Death
      ----------------------------------------------------------------------------------------------------
      Father
      ----------------           ------------------------------             ------------------------------
      Mother
      ----------------           ------------------------------             ------------------------------
      Siblings        Living                                   Deceased
      ----------------           ------------------------------             ------------------------------
      Siblings
      ----------------           ------------------------------             ------------------------------

10.   Do you have a personal physician or belong to an H.M.O. or clinic? If so, please provide            [ ]  [ ]
      information below.
      ----------------------------------------------------------------------------------------------------
      Name                                                                  Phone number
      ----------------------------------------------------------------------------------------------------
      Street address
      ----------------------------------------------------------------------------------------------------
      City                                                                  State      Zip code
      ----------------------------------------------------------------------------------------------------
      Date last seen             Reason
      ----------------------------------------------------------------------------------------------------


GIVE DETAILS OF ALL YES ANSWERS, including doctors' names, addresses and dates.

ICC12-59573 1-2012                                                     2 of 2